EXHIBIT “A”

NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION D UNDER THE ACT.

MOBIZONE HOLDINGS LIMITED
8% SECURED GUARANTEED EXCHANGEABLE NOTE
DUE: MARCH 31, 2011
No. __	______, 2009
Initial Principal Amount $__________

FOR VALUE RECEIVED, the undersigned, MOBIZONE HOLDINGS LIMITED, INC., a corporation organized and existing under the laws of Hong Kong (“MobiZone Hong Kong”), and MOQIZONE HOLDINGS LIMITED., a Cayman Islands corporation (“MoqiZone Cayman,” and together with MobiZone Hong Kong, the “Company”) jointly and severally promises to pay to the order of _____________________________________, or his or its registered assigns (the “Holder”), the principal sum of __________________ ___________________________________ Dollars (US$_________) on March 31, 2011 (the “Maturity Date”), together with interest (computed on the basis of a 360-day year) on the outstanding principal amount at the rate of eight percent (8.00%) per annum from the date hereof, payable quarterly, on the last day of each June, September, December and March, commencing June 30, 2009, until the principal hereof shall have become due and payable.

1.           Securities Purchase Agreement.     This Note has been issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement dated as of June 1, 2009 (as from time to time amended, the “Securities Purchase Agreement”) by and among the Company, certain Subsidiaries and Affiliates of the Company, other persons and entities (collectively, described therein as the “MoqiZone Group” and the “Corporate Parties”) and the respective Investors named therein.  All of the terms and conditions of such Securities Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note shall have the same meanings as defined in the Securities Purchase Agreement.

2.           Mandatory Exchange Into Series A Preferred Stock.     Upon consummation of the Trestle Reverse Split and the delivery by the Company to the Holder of one or more stock certificates evidencing (a) that number of shares of Series A Preferred Stock of the Company as shall be equal to the result of dividing (i) the then outstanding principal amount of this Note (subject to increase in such principal amount as set forth in Section 7 below), by (ii) $1,000, and (b) payment (at the option of the Company and Trestle, either in cash or by the issuance of shares of Trestle Common Stock, valued at $1.80 per share) of an amount equal to all interest accrued hereon from the date of issuance to the date of cancellation, the entire then outstanding principal amount of this Note (as the same may be increased pursuant to Section 7 below), shall (without any surrender thereof or other action on the part of the Holder) be deemed to have been converted into such shares of Series A Preferred Stock, and cancelled ab initio, and this Note shall thereafter be rendered null and void and be of no further force or effect.

3.           Security and Guarantee.     This Note is secured by a pledge by Trestle Holdings, Inc., a Delaware corporation (“Trestle”), and the direct owner of 100% of the share capital of MoqiZone Holdings Co. Ltd. (“MoqiZone Cayman”) and the indirect owner of 100% of the share capital of each of the Company and MoqiZone Shanghai Information Technology Company Ltd. (“SMIT”), of all of the shares of capital stock of each of MoqiZone Cayman, the Company and SMIT (collectively, the “Pledged Collateral”), all pursuant to the terms of a Pledge Agreement in favor of the Holder dated as of even date herewith (the “Pledge Agreement”). Payment in full of the principal and interest on this Note is further guaranteed by Trestle, MoqiZone Cayman and SMIT pursuant to the terms of a Guaranty Agreement in favor of the Holder dated as of even date herewith (the “Guaranty”). Leser Hunter Taubman & Taubman will act as collateral agent for the Holders of the Notes.  Upon payment in full to the Holder of the accrued interest and the cancellation of this Note and issuance to the Holder of the applicable number of shares of Series A Preferred Stock, as contemplated by Section 2 above, the Pledge Agreement and the Guaranty shall automatically terminate, and the collateral agent will return to Trestle the Pledged Collateral.

4.           No Prepayment.     Unless otherwise consented to in writing by the Holder, the Company shall have no right to prepay all or any portion of the principal amount of this Note prior to the issuance of the Series A Preferred Stock.

5.           Payments.     Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at such place as provided in the Securities Purchase Agreement.  This Note is one of a series of up to $8,000,000 aggregate amount of 8% Convertible Exchangeable Notes (each a “Note” and collectively the “Notes”) issued pursuant to the Securities Purchase Agreement, and is subject to other terms as set forth in the Securities Purchase Agreement.

6.           Default.     This Note shall be subject to the Events of Default set forth in the Securities Purchase Agreement.

7.           Adjustment to Principal Amount.     If, for any reason, the Trestle Reverse Split shall not be consummated by August 31, 2009, the principal face amount of this Note and all other Notes shall be increased by 10% to 110% of the aggregate amount of Notes sold by the expiration of the Offering Period, i.e., $4,400,000 if only the Minimum Offering is sold and $8,800,000 if all 800 Units and the Maximum Offering is sold (subject to increase of such Maximum Offering to 1,000 Units to cover over-allotments; in which event, if fully subscribed to, the maximum principal amount of Notes would be increased to up to $11,000,000).  Thereafter, this Note and all other Notes shall be subject to increase in principal amount at the rate of one percent (1%) for each calendar month (or part thereof) following August 2009 that the Trestle Reverse Split shall not be consummated.  This Note and all other Notes, as so increased, shall, upon consummation of the Trestle Reverse Split, thereafter be automatically cancelled and exchanged for Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each $1,000 of outstanding principal amount of Notes then outstanding (including all increase(s) in such principal amount pursuant to this Section 7).

8.           Applicable Law.     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

9.           Facsimile Signatures.     This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as a ribbon original signature.

10.         Portfolio Interest.     It is intended that all interest paid hereunder shall constitute “portfolio interest” within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

the balance of this instrument is intentionally left blank - signature page follows

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

MOBIZONE HOLDINGS LIMITED
(a Hong Kong corporation)

By:
Name:
Title:

MOQIZONE HOLDINGS LIMITED
(a Cayman Islands corporation)

By:
Name:
Title: